                                  AGREEMENT

     This Agreement is made by and between the State of Connecticut, Department of Motor Vehicles ("State"), acting by and through Jose 0. Salinas, the Commissioner of Motor Vehicles, who is the successor to Commissioner Michael W. Kozlowski, under the authority of Sections 4-8, 14-3 and 14-164c of the Connecticut General Statutes, and Envirotest Systems Corp. ("Envirotest"), a Delaware corporation with its principal place of business located at 246 Sobrante Way, Sunnyvale, California.

                                   WHEREAS,

     1. By written contract dated April 14, 1994 ("Contract"), Envirotest and the State ("Parties") entered into an agreement for the provision of emissions testing facilities and services for motor vehicles in accordance with Chapter 246a of the Connecticut General Statutes, Conn. Gen. Stat.
Section 14-164b, ET SEQ.

     2. During the term of the Contract, certain disputes arose in connection with the performance of the Contract, including INTER ALIA, whether (a) performance under the Contract resulted in savings to Envirotest, such that the State might be entitled to monies from Envirotest, and (b) whether Envirotest was entitled to additional monies under the Contract.

     3.   The Contract contained a dispute resolution procedure in Exhibit E,
Section 12.0. The Parties were unable to resolve their disputes through consultation. Thereafter, by letter dated February 9, 1996, then
Commissioner Kozlowski set forth the State's position with respect to the disputed issues. (A copy of this letter is attached as Exhibit A.)

     4. On March 11, 1996, Envirotest submitted a Demand for Arbitration with the American Arbitration Association.

     5. Thereafter, by Complaint returnable June 4, 1996, and bearing Docket No. CV 96-560148 S, the State initiated a lawsuit against Envirotest and the American Arbitration Association, seeking to enjoin arbitration of the Parties' dispute. In this lawsuit the State claimed that Envirotest's Demand for Arbitration was not timely filed, which Envirotest denies.

     6. On or about October 22, 1997, the State and Envirotest entered into an Amendment to the Contract. In addition, the State and Envirotest had previously entered into a Safety Contract effective October 25, 1996 ("Safety Contract"). Since the execution of the Safety Contract issues have arisen between the Parties that remain unresolved.

     7. The State and Envirotest each deny any wrongdoing with respect to the performance of the Contract as amended, and each deny any liability to the other. Nevertheless, the Parties wish to resolve all outstanding issues, including any issues which might have been brought through the date of this settlement Agreement, and, intending to be legally bound hereby, the State and Envirotest covenant, warrant, promise and agree as follows:

                                   AGREEMENT

     1.   PROMISES OF ENVIROTEST

          Envirotest agrees to the following and where applicable as more fully set forth in the Second Amendment to the Contract, attached as Exhibit B, and the First Amendment to the Safety Contract, attached as Exhibit C:

          a) Envirotest will construct, staff and operate five (5) emission inspection lanes, as follows:

               i)       Three (3) new lanes at the Darien facility;
               ii)      One (1) new lane at the Taftville facility;
               iii)     One (1) new lane at the East Windsor facility.

               If zoning or other necessary approvals at the above-mentioned locations cannot be obtained, or if for any other reason or cause unforeseen at this time, such construction is not feasible or not permitted, Envirotest may, with the approval of the State, add lanes at other stations to achieve the total of five (5) new lanes. All new lanes will be operational by no later than January 31,1999, except the Taftville lane, which will be operational by May 31, 1999, unless the State agrees to an extension of time with respect to any lanes. The provisions of this subparagraph (a) are subject to the provisions of Section 3.0 of Exhibit E of the Contract.

          b) Envirotest will add six (6) four-wheel dynamometers of which two (2) will be added at the Darien facility, and one (1) each will be added at the Taftville, East Windsor, Danbury and Bridgeport facilities. Envirotest will add an additional six
               (6) four-wheel drive dynamometers into those lanes identified and mutually agreed to by the Parties. Four-wheel drive dynamometer procurement and installation will begin within thirty (30) days after the effective date of this Agreement and will be completed in all lanes by May 31, 1999, unless the State agrees to an extension of time. Envirotest agrees to provide a monthly report on its installation progress. The provisions of this subparagraph (b) are subject to the provisions of Section 3.0 of Exhibit E of the Contract.

          c) Envirotest will increase its safety inspection lane network from sixteen (16) to twenty-three (23) throughout the system. The location of these lanes shall be as agreed to mutually by the Parties. Existing lanes will be equipped and operational for safety by no later than October 1, 1998, subject to extension of time for events beyond the control of
               Envirotest.   All safety inspection lanes shall be used for
               both emissions and safety testing at Envirotest's discretion; however, Envirotest will use its best efforts to assure that customers seeking a safety inspection will be accorded priority in those lanes designated for safety over those customers seeking only an emissions inspection. Envirotest will continue to comply with the provisions of Section 6.1 of Exhibit C of the Contract regarding station operations.

          d) Envirotest will staff the additional seven (7) safety inspection lanes under the Safety Contract so long as the Safety Contract continues in existence.

          e) Subject to the next sentence, there will be no volume guarantee or fee adjustment based on volume for the remainder of the term of the Safety Contract. All initial tests (except tests on certain classes of vehicles to be agreed upon by the State and Envirotest and which are in a de minimis number) for safety performed in the State will be performed by Envirotest. The State and Envirotest will agree on a schedule for the phasing out of the State performing the initial safety tests. The State may at its sole option continue to perform retests on failing vehicles, up to and including all such retests.
               The rate to be paid for each completed safety test shall be the rate stated in paragraph 14 of the Safety Contract under the column for 165,000 tests per year.

          f) Within 120 days of the effective date of this Agreement, Envirotest agrees to provide all customers failing the brake test component of the safety inspection procedure with the percentage results of each wheel printed on the vehicle safety inspection report.

          g) Envirotest will keep the public entering the stations for safety inspections informed as to the general requirements of safety inspections, inclusive of wait times and other information as agreed to by both Parties. The system to provide such information shall be operational no later than 90 days after the effective date of this agreement.

          h) Envirotest agrees that the depreciated value of the additional lanes to be constructed pursuant to this Agreement, for any purpose under the Contract, shall be calculated on the basis of a completion date of July 1, 1995.

          i) Envirotest agrees that the release granted to the State, as hereinafter provided in paragraph 4, applies to any and all claims of Envirotest arising out of (1) the failure of the State to provide a site in Bridgeport for a station, and (2) the acquisition by Envirotest of the site for the Bridgeport station.

          j)   Envirotest will withdraw its Demand for Arbitration.

     2.   PROMISES BY STATE

          The State agrees to the following and where applicable as more fully set forth in the Second Amendment to the Contract and the First Amendment to the Safety Contract:

          a) If the State exercises its right to terminate the Safety Contract for non-appropriation of funds, in accordance with the provisions of paragraph 16 of the Safety Contract, the effective date of termination will not be sooner than June 30, 1999.

          b) The State agrees that Envirotest will not be required, under the Contract, as amended, to either obtain a site for or build a new facility in Fairfield County.

          c) The State agrees to withdraw, with prejudice, the lawsuit identified above and bearing Docket No. CV-96-5601148 S and withdraw the letter of February 9, 1996 set forth in Paragraph 3 of the recitals.

          d) The State shall review its safety inspection standards and procedures for passenger motor vehicles, in order to ascertain whether a more expedited procedure can be implemented, consistent with applicable laws and regulations. If such changes are approved, Envirotest shall be permitted to amend its inspection procedures accordingly.

          e) In the event that the State intends to assess against Envirotest any penalties, including but not limited to, wait time penalties as set forth in Section 18.0 of Exhibit E of the Contract or penalties for improper inspections as set forth in Section 20.0 of Exhibit E of the Contract, the State shall give Envirotest 14 days notice of such intent. During such 14 day period, if Envirotest gives notice to the State, Envirotest and the State shall meet to discuss and try to determine the basis and validity of the penalties. The State shall not withhold any fees or payments due Envirotest until the end of such 14 day period.

     3.   RELEASE BY STATE

          In exchange for the above-stated consideration, and except as set forth in the second paragraph of this Paragraph 3, the State agrees to forever release and discharge Envirotest, its successors, assigns and subsidiaries, affiliates, present and former directors, officers, agents, general agents, employees and/or any other persons acting on its behalf, in their individual or official capacity, from any and all claims, actions and actions, causes and causes of action, suits, sums of money, contracts, controversies, agreements, promises, damages, judgements and demands whatsoever in law or in equity which the State had, has now or which the State can, shall, or may have for, upon, or by reason of, the Contract including any amendments, or the Safety Contract, as well as any claims for quantum meruit, unjust enrichment, tort, misrepresentation, arising under any constitution, statute, or regulation, through the date of execution of this agreement pertaining to the Contract or Safety Contract.

          The release herein granted by the State does not apply to certain penalties assessed against Envirotest pursuant to the terms of the Contract, including but not limited to those contained in the letters from Joseph Lembo to Robert Jackson dated March 6, 1998, March 5, 1998, February 11, 1998, February 10, 1998 (three letters of this date), December 10, 1997 and September 15, 1997, and letters from Joseph Lembo to Paul Cherepinsky dated March 12, 1998, April 15, 1998 and April 30, 1998. Envirotest shall have the right to contest such penalties as set forth in these letters, in accordance with the procedures for the resolution of disputes set forth n the Contract.

     4.   RELEASE BY ENVIROTEST

          Envirotest agrees that by this Agreement it does for itself, its affiliates, subsidiaries, successors, assign, agents, employees, and all those acting on its behalf, whether in their individual capacity, does release and forever discharge the State from any and all action and actions, cause and causes of action, suits sums of money, contracts, controversies, agreements, promises, damages, judgements, claims and demands whatsoever in law and equity which Envirotest had, has now or in which Envirotest can, shall, or may have for, upon or by reason of the Contract or the Safety Contract, including claims sounding in contract, tort, quantum meruit or unjust enrichment, quasi-contract, or arising under any statute or regulation, through the date of execution of this Agreement, except any claims as may be related to the penalties exempt from the State's release of Envirotest as set forth in the second paragraph of Paragraph 3.

     5.   GOVERNING LAW

          This Agreement shall be governed by the laws of the State of Connecticut. Any action to enforce the provisions of this agreement, or seeking relief for breach of its terms, shall be brought in the Superior Court within the State of Connecticut.

     6.   FURTHER ASSURANCES

          The State and Envirotest both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is reasonable and necessary in the future to make the provisions of this Agreement effective.

     7.   OTHER AGREEMENTS AND CONFLICTS

          This agreement is effective upon signing by the Parties. If there is a conflict between this agreement and the Second Amendment to the Contract, the Second Amendment to the Contract shall prevail, and if there is a conflict between this agreement and the First Amendment to the Safety Contract, the First Amendment to the Safety Contract shall prevail.

                                     7 of 7


IN WITNESS WHEREOF, I voluntarily and without coercion set my hand and seal this 8th day of May, 1998, as my free act and deed.

                                       ENVIROTEST SYSTEMS CORP.


                                       By /s/ [ILLEGIBLE]
                                          ------------------------------------
                                              Duly Authorized

Subscribed and sworn to before me this 8th day of May, 1998.


                                       /s/ [ILLEGIBLE]
                                       ---------------------------------------
                                           Commissioner of the Superior Court


IN WITNESS WHEREOF, I voluntarily and without coercion set my hand and seal this 8th day of May, 1998, as my free act and deed.

                                       STATE OF CONNECTICUT
                                       DEPARTMENT OF MOTOR VEHICLES


                                       By /s/ Jose O. Salinas
                                          ------------------------------------
                                              Jose 0. Salinas, Commissioner
                                              Duly Authorized

Subscribed and sworn to before me this 8th day of May, 1998.


                                       /s/ John Yaravone
                                       ---------------------------------------
                                           Commissioner of the Superior Court

                               STATE OF CONNECTICUT
     [LOGO]                DEPARTMENT OF MOTOR VEHICLES                 [LOGO]
               60 STATE STREET   WETHERSFIELD, CONNECTICUT 06161-0001

Michael W. Koziowsk,
Commissioner                     CERTIFIED MAIL

February 9, 1996

Envirotest Systems Corporation
2002 N. Forbes Blvd.
Tucson, Arizona 85745
Attention:  President and CEO

Dear Sir:

In accordance with the provisions of the Contract, Exhibit E, Section 12.0, this is to inform you of my decision, as State Representative, in the matter of the financial issues associated with the continuing performance by Envirotest of an idle vehicle emissions inspection procedure, as distinct from the I/M 240 procedure specified by the Contract, savings to Envirotest arising out of noncompletion of facilities and lanes, and non performance of other contract commitments.

As stated in my letter dated December 28, 1995, the position of the Department of Motor Vehicles (hereinafter the "DMV") is that the performance of the current test has resulted in substantial savings to Envirotest, inasmuch as the provisions of the Contract establishing the price per test, as well as other provisions defining Envirotest's scope of responsibility for the enhanced program were negotiated with the expectation that I/M 240 would be administered in a 26-station, 92-lane network.

The savings to Envirotest claimed by the DMV have been set forth in detail in a report entitled "Estimated 1995 Cost Savings by Envirotest Systems Corp. January 1996," prepared by DMV staff and DMV's independent financial consultant. The report was furnished to representatives of your firm at a meeting on January 5, 1996. Thereafter, you and your representatives met with my staff and advisors on January 11th and 12th, and again on January 22nd, 23rd and 24th in Hartford for the purpose of resolving this dispute.
In addition to these meetings, there have been numerous telephone communications between our representatives.

Since the parties have been unable to dispose of this dispute by means of consultations within thirty days of my request for consultation, dated December 28, 1995, as required by Exhibit E, Section 12.0, this letter shall constitute my decision with respect to this dispute. In this regard, I have had available to me for my review the Contract, the contents of the above-cited report, all documentary materials submitted by Envirotest, and all correspondence between the DMV and Envirotest. My decision is that Envirotest has accrued certain savings reason of its nonperformance of enhanced testing, as well as related contract requirements, as follows:

Envirotest Systems Corporation
February 9, 1996
Page 2


     1.  Savings due to Non-Completion of Facilities/Lanes     $1,937,000

     2.  Cost Savings Due to Performance of Lesser Test        $  238,000

     3.  Cost Savings Due to Non-Performance of other
         Contract Commitments                                  $  255.000
                                                               ----------
                                                               $2,430,000

The above total does not include additional operating savings such as maintenance and spare usage arising out of the idle test as distinct from performance of a loaded mode test, and labor cost savings. The above totals are for calendar year 1995, and will continue to accrue during 1996, and thereafter, until such time as the entire station/lane configuration specified by the Contract is operational and IM/240 testing (or other enhanced test procedure as may be agreed and established) is administered by Envirotest to all eligible 1981 and newer model year vehicles. The amounts stated do not address or include potential claims of the DMV for certain operational problems and deficiencies that have been made known to Envirotest, some of which may result in the imposition of penalties authorized pursuant to Exhibit E, section 20.0.

The report also identified certain departures from the Contract specifications. In more detail, the actions still required and directed dates for completion are as follows:

     1. WAIT TIME SYSTEM - ALL STATIONS. A fully functional wait time system meeting all Contract specifications must be installed within thirty (30)
     days.   Reference is made to Exhibit E, section 18.0 concerning the functional requirements and measurement capabilities of the system.

     2. CUSTOMER WAIT AREA SAFETY - ALL STATIONS. The potential hazard to customers from gasses used or present during operations must be eliminated. A plan must be submitted to DMV within two (2) weeks detailing the corrective measures that will be taken.

It is my decision that unless these deficiencies are finally remedied within the time frames indicated the DMV may proceed to avail itself of any and all remedies provided in the Contract.

Sincerely,

/s/ Michael W. Kozlowski

Michael W . Kozlowski
Commissioner

Envirotest Systems Corporation
February 9, 1996
Page 3


cc: Mr. Joseph McKeon  via Certified Mail
    CT Vehicle Inspection Program
    Envirotest Corporation
    60A Weston Street
    Hartford, CT 06120


    Mr. Jeffrey Barth  via Certified Mail
    CT Vehicle Inspection Program
    Envirotest Corporation
    60A Weston Street
    Hartford, CT 06120

    Mr. Dane Kosten, Esq.
    Levy & Droney, P.C.
    74 Bafterson Park Road
    P.O. Box 887
    Farmington, CT 06034-0887

                        ADDITIONAL TERMS AND CONDITIONS
                                     OF
              SECOND AMENDMENT TO CONTRACT BETWEEN THE STATE OF
              CONNECTICUT AND ENVIROTEST SYSTEMS CORP.  FOR THE
           ESTABLISHMENT AND OPERATION OF MOTOR VEHICLE INSPECTION
         PROGRAM FACILITIES FOR THE STATE CONNECTICUT, DATED APRIL 14,
          1994, AS AMENDED BY AMENDMENT EFFECTIVE OCTOBER 22,1997

1. All words and phrases in this amendment which are capitalized shall have the meanings stated in Exhibit B of the Contract. As used herein, "Contract" means the Contract, as amended by the amendment effective October 22, 1997 and as amended by this amendment. As used herein, "First Amendment" means the amendment to the Contract effective October 22, 1997.

2. Contractor will provide and pay for an additional six (6) four-wheel drive dynamometers as follows: two (2) in the Darien facility and one (1) each in the Taftville/Norwich facility, the Danbury facility, East Windsor facility and the Bridgeport facility. The Contractor will add an additional six (6) four-wheel drive dynamometers into those lanes identified and mutually agreed to by the State and Contractor. Four-wheel drive dynamometer procurement and installation will begin within thirty (30) days after the effective date of this agreement and will be

                                                               ____DMV
                                                               ____ENV
completed in all lanes May 31, 1999 subject unless the State agrees to an extension to time. The Contractor agrees to provide to the State a monthly report on its installation progress. The provisions of this subparagraph (b) are subject to the provisions of Section 3.0 of Exhibit E of the Contract.

3. Exhibit C, page 4, of the Contract regarding the description of the network sites and facilities was replaced in its entirety by a table set out as Exhibit B to the First Amendment. This replacement table is deleted in its entirety and in place of such table is substituted the table set out in the Exhibit A attached to this amendment.

4. Section 9.0 of Exhibit C of the Contract, which is set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:

     "9.0 NETWORK AND FACILITIES

     Contractor shall provide equipment and properly staff and operate a network of twenty-five (25) stations. The Contractor shall not be required to construct or operate a facility in Fairfield County other than the facilities set forth in Exhibit A to this amendment.

     However, the Contractor agrees to build, equip and pay for five (5) additional lanes all of which are reflected in Exhibit A to this amendment so that the total number of lanes after the lanes have been built will be 92.
If for any reason or

                                                               ____DMV
                                                               ____ENV
cause unforeseen the building of any of such lanes is not feasible or not permitted, the Contractor may with the approval of the State add lanes at other stations to achieve the total of five (5) new lanes.

     By no later than January 31, 1999, (but subject to the provisions of Section 3.0 of Exhibit E of the Contract) unless the State agrees in writing to extend such time, if any of such additional lanes are not operational or in substantial progress (other than the Taftville lane which shall be operational or in substantial progress by May 31, 1999), the State has the right to seek equitable adjustment in the test fee set forth in paragraph 12 of the First Amendment, which test fee has been agreed to, in part, on the basis of Contractor's operation of a 92 lane network, so long as in the determination of such equitable adjustment, all network and operation issues relating to incremental expenditures undertaken by Contractor in performance of the Contract are taken into account if such expenditures arise out of the absence of the Lanes.

5. Section 13.0 of Exhibit C of the Contract, which is set forth in the First Amendment, is hereby deleted in its entirety and replaced with the following:

     "13.0 SERVICE TO THE PUBLIC

     For the purposes of Exhibit C, section 11.0, of the Contract, (as contained in paragraph 21 of the First Amendment) the station and all Lanes at:

                                                               ____DMV
                                                               ____ENV

     (a) Taftville/Norwich shall be excluded from all wait time calculations and standards for so long as safety inspections are performed by the Contractor at that station, but only until the additional lane in Taftville/Norwich as set forth in Paragraph 2 of this Amendment has been completed and has been operational for fifteen (15) days; and

     (b) Darien and Norwalk shall be excluded from all wait time calculations and standards until such time as the three (3) additional lanes at the Darien facility as set forth in Paragraph 2 of this Amendment have been operational for fifteen (15) days.

If, despite good faith efforts by Contractor, twelve (12) months after the effective date of this amendment either the Taftville/Norwich facility or the Darien facility has not been or is not in the process of being permitted or zoned for a three (3) lane facility for Taftville/Norwich or a eight (8) lane facility in Darien, the parties agree to then negotiate in good faith a mutually acceptable amended wait time calculation and standard to be applicable to the Norwalk and/or Darien stations not then completed. If no such agreement is reached between the parties, then at the written request of either party, the matter shall be resolved in accordance with the provisions of Section 12.0 of Exhibit E of the Contract.

     These exclusions shall not relieve the Contractor of responsibility to continue to use reasonable efforts to avoid habitual and excessive delays at the above-mentioned facilities; to maintain an operational wait time system at the facilities, in

                                                               ____DMV
                                                               ____ENV
accordance with Exhibit C, section 11.0 of the Contract (as contained in paragraph 21 of the First Amendment) to comply with section 3.K.6 of the Technical Specifications; and to keep the public entering the facilities informed as to estimated wait times, as provided by the Contract. With respect to all other facilities and Lanes, the provisions of Exhibit E, sections 18.0 and 19.0, of the Contract shall remain in full force and effect."

6. In the event that payment is due the Contractor for termination of the Contract for any reason whatsoever, the payment to the Contractor for the buildings constructed and the equipment purchased to carry out the terms of this amendment shall be calculated on the basis that the completion date for such was July 1, 1995.

7. The Contract is hereby supplemented by the addition of the following Section Exhibit E of the Contract

     "30.0 PENALTY ASSESSMENT

     In the event that the State intends to assess against the Contractor any penalties, including but not limited to, wait time penalties as set forth in
Section 18.0 of Exhibit E of the Contract or penalties for improper inspections as set forth in Section 20.0 of Exhibit E of the Contract, the State shall give the Contractor 14 days' notice of such intent. During such 14 day period, if the Contractor gives notice to the State, the Contractor and the State shall meet to discuss and try to determine the

                                                               ____DMV
                                                               ____ENV
validity of the penalties. The State shall not have the right to withhold any fees or payments due the Contractor until the end of such 14 day period.

8. All Provisions of the Contract not specifically amended or superseded by the provisions of this amendment shall remain in full force and effect.

9.   This amendment shall not become effective unless and until

     (a) it is approved as to form by the Office of the Attorney General of the State of Connecticut; and

     (b) an amendment to the safety contract between the parties is executed and takes effect concurrent with this amendment.

                                     - 6 -
                                                               ____DMV
                                                               ____ENV

                                  EXHIBIT A
                       Assignment of Emissions Sites

 Site No.          Address               Number of Lanes
--------------------------------------------------------------------------
   1        Norwalk Station*                 2
            6 Willard Road
            Norwalk, CT 06851

   2        Danbury Station                  5
            14 Plumtrees Road
            Danbury, CT 06810

   3        Waterbury Station                4
            2038 Thomaston Avenue
            Waterbury, CT 06720

   4        Winsted Station                  2
            154 Torrington/Winsted Rd.
            Winchester, CT 06098

   5        Stratford Station                5
            885 Woodend Road
            Stratford, CT 06497

   6        North Haven Station              7
            25 Stillman Road
            North Haven, CT 06851

   7        Willington Station               2
            81 River Road
            Willington, CT 06279

   8        Farmington Station               4
            1536 New Britain Avenue
            Farmington, CT 06032

   9        Middletown Station               2
            1885 S. Main St. (Rt. 17)
            Middletown, CT 06457

  10        Old Saybrook Station             2
            5 Custom Park Drive
            Old Saybrook, CT 06475

  11        Brooklyn Emissions Station       2
            15 South Main Street
            Brooklyn, CT 06234

  12        East Hartford Station            4
            160 Tolland Turnpike
            East Hartford, CT 06108*

  13        Groton Station                   2
            479 Gold Star Hwy. (Rt. 184)
            Groton, CT 06340


 Site No.          Address               Number of Lanes
--------------------------------------------------------------------------
  14        East Windsor Station              3, plus 1 to be constructed*
            North Road (Rt. 140) Road
            East Windsor, CT 06088

  15        Taftville/Norwich Station         2, plus 1 to be constructed*
            520 Norwich Avenue
            Taftville, CT 06380

  16        Bloomfield Station                3
            110 Granby Street
            Bloomfield, CT 06002

  17        Newington Station                 4
            261 Pascone Place
            Newington, CT 06111

  18        Darien Station                    5, plus 3 to be constructed*
            I-95 Southbound
            Darien, CT 06820

  19        Beacon Falls Station              2
            37 Lancaster Drive
            Beacon Falls, CT 06403

  20        Bridgeport Station                7
            44 River Street
            Bridgeport, CT 06604

  21        Thomaston Station                 3
            401 McMahon Drive
            Thomaston, CT 06787

  22        Manchester Station                5
            161 Sheldon Road
            Manchester, CT 06045

  23        Southington Station               5
            64 Robert Porter Road
            Southington, CT 06489

  24        East Lyme Station                 3
            15 Capitol Drive
            East Lyme, CT 06333

  25        North Windham Station             2
            4 Commerce Drive
            North Windham, CT 06256

*See section 9.0 of Exhibit C of the Contract as amended.

                       ADDITIONAL TERMS AND CONDITIONS
                                    OF
        FIRST AMENDMENT TO PERSONAL SERVICE AGREEMENT BETWEEN THE
       STATE OF CONNECTICUT AND ENVIROTEST SYSTEMS CORP.  FOR THE
       MOTOR VEHICLE SAFETY INSPECTIONS EFFECTIVE OCTOBER 25,1996

1. All words and phrases in this amendment which are capitalized shall have the meanings stated in the Agreement unless defined herein. As used herein, "Agreement" means the Personal Service Agreement effective October 25, 1996, amended by this amendment.

2. Paragraph 3 of the Agreement is deleted in its entirety and replaced with following:

"3   VOLUME OF INSPECTIONS

Subject to the next sentence, there will be no volume guarantee or fee adjustment based on volume for the remainder of the term of the Safety Contract. All initial tests (except tests on certain classes of vehicles to be agreed upon by the State and the Contractor and which are in a deminimis number) for safety performed in the State will be performed by the Contractor. The State and the

                                       1
                                                               ____DMV
                                                               ____ENV

Contractor will agree on a schedule for the phasing out of the State performing the initial safety tests. The State may at its sole option continue to perform retests on any vehicles failing a safety inspection.

3. Paragraph 14 of the Agreement is deleted in its entirety and replaced with following:

"14  PAYMENT TO CONTRACTOR

In consideration of the services performed by the Contractor under this Agreement, DMV agrees to pay the Contractor at the following rates per each completed inspection for which the fee is collected:

1998     $13.42
1999      13.89
2000      14.38
2001      14.88
2002      15.40

The Contractor may submit invoices stating the number of inspections performed during a specified period of time and the total amount due. Such invoices may be submitted not more frequently than once per month, in arrears, to the attention of DMV Fiscal Services Office. DMV shall cause such invoices to be paid promptly in accordance with existing State of Connecticut payment procedures but in no

                                       2
                                                               ____DMV
                                                               ____ENV
event more than (30) thirty days after submission, subject to the provisions of the following paragraph No. 15, regarding the responsibility of the Contractor to substantiate any discrepant inspections and/or amounts."

4. Paragraph 4 of the Agreement is deleted in its entirety and replaced with following:

"4   FACILITIES

Contractor commits to perform inspections at specially designated and equipped safety lanes at designated emissions inspection stations, in accordance with the following list:


          STATION                 NO. OF LANES
          -------                 ------------
          North Haven*            3
          Manchester              2
          Southington             2
          Bridgeport*             3
          Norwalk                 0
          Thomaston               1
          North Windham           1
          Taftville/Norwich*      2
          East Lyme               1
          Waterbury*              2
          Danbury*                2
          Darien*                 3
          See ** below            1
                                 --
          Total                  23

* One emission lane to be converted to emission/safety for a total of six (6) additional emissions lanes that will now be doing safety also.
** One additional lane will be converted to safety at a location to be agreed to by the parties.

                                       3
                                                               ____DMV
                                                               ____ENV

At any time during the term either party may require changes in the above network, including net increases or reductions with respect to the size of the network. Any such changes shall be made by Change Order in accordance with the provisions of Paragraph No. 29 and shall contain such terms, conditions and schedules as may be agreed. It is understood that any such Change Order shall include provisions for financial adjustments and payments as may be warranted by change in the size of the network and costs or cost savings resulting therefrom.

All safety inspection lanes shall be used for both emissions and safety testing at Envirotest's discretion; however, Envirotest will use its best efforts to assure that customers seeking a safety inspection will be accorded priority in those lanes designated for safety over those customers seeking only an emissions inspection. The Contractor will take reasonable steps, including adequate signage and positioning of traffic control devices or barriers, to ensure that vehicles requiring safety inspections are directed to the correct lane or lanes.

Existing lanes to be equipped for safety inspections shall be operational no later than October 1, 1998, subject to extension of time for events beyond the control of the Contractor."

                                       4

                                                               ____DMV
                                                               ____ENV

5.   The following paragraph shall be added at the end of Paragraph 6 of the
Agreement:

"The State shall review its safety inspection standards and procedures for passenger motor vehicles, in order to ascertain whether a more expedited procedure can be implemented, consistent with applicable laws and regulations. If such changes are approved, the Contractor shall be permitted to amend its inspection procedures accordingly."

6.   The following paragraph shall be added at the end of Paragraph 8 of the
Contract:

"So long as the Contract remains in effect, the Contractor at its own expense will staff the seven (7) additional safety lanes added by Paragraph 2 of this Agreement."

7. Paragraph 10 of the Agreement is modified by the following being added as a separate paragraph at the end:

"Within 120 days of the effective date of this amendment, the Contractor agrees to provide all customers failing the brake test component of the safety inspection procedure with the percentage results of each wheel printed on the vehicle safety inspection report."

8. Paragraph 16 of the Agreement is modified by adding the following paragraph between the first and the second paragraph:

                                       5

                                                               ____DMV
                                                               ____ENV

"If the State exercises its right to terminate this Contract for non-appropriation of funds, as set forth in this Paragraph 16, the effective date of termination will be not sooner than June 30, 1999."

9.   Paragraph 34 is added to the Agreement as follows:

"34.  WAIT TIME INFORMATION

The Contractor will keep the public entering the stations for safety inspections informed as to the general requirements of safety inspections, inclusive of wait times and other information as agreed to by both parties. The system providing such information shall be operational no later than 90 days after the effective date of this amendment."

10. All provisions of the Amendment not specifically amended or superseded by the provisions of this amendment shall remain in full force and effect.

11.  This amendment shall not become effective unless and until

     (a) it is approved as to form by the Office of the Attorney General of the State of Connecticut; and

     (b) an amendment to the emissions contract between the parties is executed and takes effect concurrent with this amendment.

                                       6

                                                               ____DMV
                                                               ____ENV